AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AGREEMENT  is  effective  as of the 31st day of  January  2001,  and
Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability
company  and  registered  investment  adviser  ("Adviser"),   and  LAZARD  ASSET
MANAGEMENT LLC, a New York limited liability company, and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations;

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto ("Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

      f) the Trust's most recent prospectus and Statement of Additional Information (collectively called the "Prospectus").

            Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3. MANAGEMENT. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of
      Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, including an affiliated broker-dealer which is a member of a national securities exchange as permitted in accordance with guidelines established by the Board of Trustees. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-

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                                   PAGE 2 OF 9

            Adviser or any affiliated person of either the Trust, Adviser, or Sub-Adviser, except as may be permitted under the 1940 Act;

      d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

      e) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may request;

      f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

      g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust; and

      h) will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator ("CPO") or Commodity Trading Advisor ("CTA"), (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

      c) Sub-Adviser shall cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

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                                   PAGE 3 OF 9

4. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Fund or Funds in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

      The Sub-Adviser represents and warrants that the Sub-Adviser shall not enter into a sub-advisory agreement with a new mutual fund specifically designed for variable insurance products with total relationship assets under management less than the Trust to provide substantially similar investment management services subject to substantially similar mandate, guidelines and restrictions at a fee rate which produces a fee less than the fee produced by the rate set forth in schedule B for the level of assets in the Trust. This provision shall not apply to any accounts of the Sub-Adviser, its employees or members or any client that has a personal or familial relationship with the Sub-Adviser or its employees or members.

7. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments selected for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement.

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                                   PAGE 4 OF 9

      Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9.    INDEMNIFICATION.   Notwithstanding  Section  8  of  this  Agreement,   the
      Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser to the Fund and to the Trust which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser, (2) may be based upon a failure to comply with Section 3 of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing in Sections 8 and 9 the Sub-Adviser may be liable to the Adviser and the Trust for Acts of good faith under law and nothing contained herein shall constitute a waiver or limitation of rights that the Adviser or Trust may have under federal or state securities laws.

10. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution, or if later, the date that initial capital for such Fund is first provided, to it and, unless sooner terminated as provided herein, will continue in effect until September 30, 2002. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As

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                                   PAGE 5 OF 9
      used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

11.   ACKNOWLEDGEMENTS OF ADVISER.
      ----------------------------

      a) If the Sub-Adviser is registered as a CTA under the CEA, the Adviser consents to the Sub-Adviser's compliance with the disclosure, reporting and recordkeeping requirements applicable to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a CPO under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

12.   AMENDMENT  OF  THIS  AGREEMENT.  No  provision  of this  Agreement  may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against Trust.

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                                   PAGE 6 OF 9

15.   REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER.
      --------------------------------------------------

      The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

      The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

      The Sub-Adviser further represents that is has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

16. PROPRIETARY RIGHTS. Adviser and the Trust represent, and the Sub-Adviser acknowledges, that Adviser, the Trust and/or an affiliated party of the Adviser or the Trust are the sole owner(s) of the names "JNL Series Trust", "Jackson National Financial Services, Inc.", "Jackson National Life Insurance Company", "JNL" and certain logos associated with such names (the "JNL Marks"). Sub-Adviser represents, and the Trust and the Adviser acknowledge, that Sub-Adviser is the sole owner of the names "Lazard Asset Management " and certain logos associated with such name (the "Lazard Marks").

      The use by the Sub-Adviser, or its affiliates of any JNL Marks or any representations regarding Adviser, the Trust or any affiliates thereof in any disclosure document, advertisement, sales literature or other materials shall remain subject to the approval of Adviser; provided, however, that (i) Adviser's review of any material pursuant to this Agreement shall be conducted in a reasonable and timely manner; (ii) Adviser's approval under this Agreement shall not be unreasonably withheld; and (iii) Adviser's approval under this Agreement shall not be required with respect to any use which has been previously approved by Adviser. Sub-Adviser acknowledges and agrees that it will not use the names Lazard/JNL Small Cap Value Series or Lazard/JNL Mid Cap Value Series on its own behalf, or in relation to any investment company for which Sub-Adviser or its successors and any subsidiary or affiliate thereof acts as investment adviser, without the express written permission of the Trust or the Adviser, respectively, except that Sub-Adviser may state that it acts as a sub-advisor to the Trust and the Adviser.

      The use by the Trust and the Adviser, or their affiliates, on their own behalf or on behalf of the Lazard/JNL Small Cap Value Series or Lazard/JNL Mid Cap Value Series, of any Lazard Marks or any representations regarding Sub-Adviser in any disclosure document, advertisement, sales literature or other materials promoting the Lazard/JNL Small Cap Value Series or Lazard/JNL Mid Cap Value Series shall remain subject to the approval of Sub-Adviser; provided, however, that (i) Sub-Adviser's review of any material pursuant to this Agreement shall be conducted in a reasonable and timely manner; (ii) Sub-Adviser's approval under this Agreement shall not be unreasonably withheld; and

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                                   PAGE 7 OF 9

      (iii) Sub-Adviser's approval under this Agreement shall not be required with respect to any use which has been previously approved by Sub-Adviser, including, but not limited to, any use which has been derived from disclosure contained in the Trust's or the Adviser's most recent Prospectus and/or Statement of Additional Information, or any supplements thereto.

      The parties hereby acknowledge that the Trust has adopted the names "Lazard/JNL Small Cap Value Series" and "Lazard/JNL Mid Cap Value Series" through the permission of Sub-Adviser.

17. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

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                                   PAGE 8 OF 9

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 7th day of December, 2012, effective December 1, 2012.

                                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                     By:    /s/ Mark D. Nerud
                                        ----------------------------------------
                                     Name:  Mark D. Nerud
                                          --------------------------------------
                                     Title: President and CEO
                                           -------------------------------------

                                     LAZARD ASSET MANAGEMENT LLC

                                     By:    /s/ Charles L. Carroll
                                        ----------------------------------------
                                     Name:  Charles L. Carroll
                                          --------------------------------------
                                     Title: Deputy Chairman
                                           -------------------------------------

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                                   PAGE 9 OF 9

                                   SCHEDULE A
                                DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
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                        JNL/Lazard Emerging Markets Fund
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                         JNL/Lazard Mid Cap Equity Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                        JNL/LAZARD EMERGING MARKETS FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 Million                                                  0.75%
--------------------------------------------------------------------------------
$50 to $200 Million                                                0.65%
--------------------------------------------------------------------------------
$200 to $600 Million                                               0.575%
--------------------------------------------------------------------------------
Amounts Over $600 Million                                          0.525%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         JNL/LAZARD MID CAP EQUITY FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $250 Million                                                 0.45%
--------------------------------------------------------------------------------
Amounts Over $250 Million                                          0.40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       B-1